Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

June 6, 2008

Fifth Street Finance Corp.
White Plains Plaza
445 Hamilton Avenue, Suite 1206
White Plains, NY 10601

  Re:
  Fifth Street Finance Corp.
  Registration Statement on Form N-2
  File No. 333-146743

Ladies and Gentlemen:

        We have acted as counsel to Fifth Street Finance Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form N-2 (File No. 333-146743) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 11,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), together with any additional Shares that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.

        As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company's restated certificate of incorporation, as amended to date (the "Certificate of Incorporation"), and its amended and restated bylaws (the "Bylaws"), (ii) a Certificate of Good Standing, dated June 4, 2008, with respect to the Company issued by the Delaware Secretary of State; (iii) resolutions of the board of directors of the Company (the "Board") relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement (the "Resolutions"), and (iv) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

        With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

        Where factual matters material to this opinion letter were not independently established, we have relied upon certificates and/or representations of officers of the Company. We have also relied on certificates of public officials. Except as otherwise stated herein, we have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

        This opinion is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

        Based upon and subject to the foregoing, we are of the opinion that:

        Assuming that (i) the final terms and conditions of the issuance, offer and sale of the Shares, including those relating to price and amount of Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company's Certificate of Incorporation and Bylaws and the Resolutions, and are consistent with the descriptions thereof in the Registration Statement, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid in accordance with the Resolutions at the time of such delivery by, the purchasers thereof, and (iii) the Registration Statement has become effective under the Act and remains effective at the time of the offer and sale of the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Respectfully submitted,

                      /s/  SUTHERLAND ASBILL & BRENNAN LLP

                      SUTHERLAND ASBILL & BRENNAN LLP